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                                  EXHIBIT 10.4



                           DISTRIBUTORSHIP AGREEMENT

                                       BY

                          LITE ON POWER SEMICONDUCTOR
                   A CORPORATION OF TAIWAN, REPUBLIC OF CHINA

                                      AND

                              DIODES INCORPORATED
                             A DELAWARE CORPORATION




* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION
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TABLE OF CONTENTS

CHAPTER I:       SUBJECT MATTER OF THE AGREEMENT

         Article 1:       Appointment and Territory
         Article 2:       Products
         Article 3:       Legal Status of DIODES

CHAPTER II:      DUTIES OF DIODES

         Article 4:       Promotion
         Article 5:       Publicity and Trade Shows
         Article 6:       Trade Secrets
         Article 7:       Subagents
         Article 8:       Prohibition to Sell Outside the Territory
         Article 9:       Fair Competition
         Article 10:      Assistance to be Provided by DIODES
         Article 11:      Minimum Stock
         Article 12:      Trademarks and Trade Names

CHAPTER III:     DUTIES OF LPSC

         Article 13:      Source of Supply
         Article 14:      Technical Assistance
         Article 15:      Sales Literature
         Article 16:      Direct Sales
         Article 17:      House Accounts During the Term of this Agreement
         Article 18:      Warranty

CHAPTER IV:      TERMS OF AGREEMENT

         Article 19:      Duration
         Article 20:      Early Termination
         Article 21:      Termination by Registered Letter
         Article 22:      Repurchase Option

CHAPTER V:       PRICES AND PAYMENT

         Article 23:      Prices and Conditions of Sale
         Article 24:      Acceptance of Orders
         Article 25:      Payment

CHAPTER VI:      FINAL PROVISIONS

         Article 26:      Assignment
         Article 27:      Applicable Law
         Article 28:      Disputes
         Article 29:      Amendment
         Article 30:      Relationship of the Parties
         Article 31:      Waiver
         Article 32:      Confidentiality
         Article 33:      Entire Agreement

ADDENDUM I       LPSC House Accounts in North America

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                                   AGREEMENT


         This agreement (the "Agreement") is entered into on the date set forth hereinbelow by and between LITE ON POWER SEMICONDUCTOR, a corporation of Taiwan, Republic of China, with its principal place of business at 28-1 Wu Shin Street, Ta Wu Lung Industrial, Keelung, Taiwan (hereinafter "LPSC"), and DIODES INCORPORATED, a Delaware corporation, with its principal offices located at 3050 East Hillcrest Drive, Westlake Village, California 91362-3154, United States of America, and its subsidiary in Taiwan, R.O.C. (hereinafter "DIODES").

CHAPTER I. SUBJECT MATTER OF THE AGREEMENT

ARTICLE 1: APPOINTMENT AND TERRITORY

         Except as otherwise provided hereinafter, LPSC hereby appoints DIODES as its exclusive reseller for the TERRITORY of North America subject to the terms and conditions set forth herein, with the exception of the HOUSE ACCOUNTS set forth in Article 16: House Accounts, During the Term of this Agreement. LPSC shall not make sales (direct or indirect) of the PRODUCTS to any party within the TERRITORY without the express written consent of DIODES.

ARTICLE 2: PRODUCTS

         The products covered by this Agreement ("PRODUCTS") comprise LPSC's complete line of semiconductors. The list of PRODUCTS may be added to, or some of the PRODUCTS may be discontinued by LPSC, after first consulting with DIODES, and upon one hundred twenty (120) days prior written notice by LPSC to DIODES. Upon delivery to DIODES of written notice of discontinuation of PRODUCTS, LPSC will honor last orders by DIODES for PRODUCTS so discontinued up to a maximum quantity equal to LPSC's deliveries of such discontinued PRODUCTS in the one (1) year period preceding the date of notice of discontinuation.

ARTICLE 3: LEGAL STATUS OF DIODES

         DIODES shall buy from LPSC, and shall sell the PRODUCTS to DIODES' customers for DIODES' own account, and in connection therewith DIODES shall act as an independent contractor and trader in its dealings both with LPSC and with DIODES' customers.

         DIODES shall establish its own sales policies (which shall not be inconsistent with LPSC's overall sales policies as disclosed by LPSC to DIODES in writing), prices, terms, and conditions of sale and shall be responsible for its own invoicing and collection, all with a view to promoting the sale of the PRODUCTS, and establishing and maintaining the highest possible commercial reputation for the PRODUCTS.





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CHAPTER II. DUTIES OF DIODES

ARTICLE 4: PROMOTION

         DIODES shall devote its best efforts to promoting distribution and sale of the PRODUCTS in the TERRITORY. DIODES shall exercise the due diligence of a responsible businessman to safeguard the interests of LPSC and shall keep LPSC regularly informed of DIODES' activities as well as of the market conditions with the TERRITORY.

ARTICLE 5: PUBLICITY AND TRADE SHOWS

         DIODES shall advertise the PRODUCTS in the TERRITORY and shall represent LPSC and the PRODUCTS at trade shows and exhibitions conducted in the TERRITORY in a businesslike manner. Except as may otherwise be agreed by the parties in writing, all costs of such activities shall be paid by DIODES.

ARTICLE 6: TRADE SECRETS

         DIODES shall not, even after the expiration or termination of this Agreement, use or communicate to third parties any trade secrets about LPSC or the PRODUCTS or any confidential trade or business information about LPSC acquired by DIODES during the term of this Agreement.

ARTICLE 7: SUBAGENTS

         LPSC understands and acknowledges that DIODES has already established a network of manufacturers' representatives and distributors throughout the TERRITORY, and LPSC further understands and agrees that sales by DIODES of the PRODUCTS pursuant to this Agreement may be made by DIODES with the assistance of such manufacturers' representatives and to such distributors.

ARTICLE 8: PROHIBITION OF SALES OUTSIDE THE TERRITORY

         DIODES shall not seek customers, or establish or maintain any branch or distribution depot, at locations outside the TERRITORY without the written approval of LPSC. The foregoing notwithstanding, LPSC understands and acknowledges that DIODES has a subsidiary company and branch office in Taipei, Taiwan, and is engaged in business, including sales of the PRODUCTS in other locations in the Far East, including Hong Kong, China, Korea, and Singapore. LPSC agrees that DIODES may engage in sales of the PRODUCTS, and may maintain such facilities, in the Far East during the term of this Agreement.

ARTICLE 9: FAIR COMPETITION

         In performing their obligations under this Agreement, DIODES and LPSC shall comply with the rules of Fair Competition.





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ARTICLE 10: ASSISTANCE TO BE PROVIDED BY DIODES

         DIODES shall inform LPSC of all acts of unfair competition in respect to the PRODUCTS, and all infringement of patents and similar rights of LPSC, which come to the attention of DIODES during the term of this Agreement. To the best of its abilities, DIODES shall assist LPSC in protecting itself against such acts and infringements.

ARTICLE 11: MINIMUM STOCK

         DIODES shall maintain, at its own cost, a sufficient stock of the PRODUCTS to adequately perform its duties under this Agreement.

ARTICLE 12: TRADEMARKS AND TRADE NAMES

         DIODES shall not use, or permit to be used by any person under its control, any of the trademarks, trade names, or service marks owned by LPSC, or any of LPSC's affiliated companies, without the written consent of LPSC.

         Prior to the use of any such trademark, service mark, or trade name, DIODES shall deliver to LPSC, for approval, a sample of each document displaying such trademark, service mark, or trade name. Should no objection be received by DIODES to any such document within thirty (30) days after delivery thereof to LPSC, it shall be conclusively presumed that LPSC consents to the use by DIODES of such document.

         Upon termination or expiration of this Agreement, DIODES shall forthwith terminate further use of such trademarks, service marks, or trade names, and shall not make further reference to same.

         Furthermore, upon termination or expiration of this Agreement, and upon receipt by DIODES from LPSC of a written request to do so, DIODES shall deliver to LPSC, without cost, all printed matter in the possession of DIODES, displaying such trademarks, service marks, or trade names.

         Where the PRODUCTS are covered by patents or trademarks, or applications therefor, DIODES shall inform LPSC immediately of any infringement or possible infringement thereof known to DIODES, and furnish LPSC with such assistance as DIODES reasonably can in any prosecution of such infringement which LPSC may thereafter institute.

CHAPTER III. DUTIES OF LPSC

ARTICLE 13: SOURCE OF SUPPLY

         LPSC shall exercise its best efforts to devote sufficient manufacturing capability to fulfill Diodes forecast and purchase orders. The parties shall work together to establish forecasts that are





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commercially reasonable from the point of view of Diodes ability to market the products WITHIN THE TERRITORY and LPSC's manufacturing capability.

ARTICLE 14: TECHNICAL ASSISTANCE

         LPSC shall provide such technical assistance as DIODES deems appropriate, including, where necessary, the training of DIODES' technical personnel at a location designated by LPSC, in accordance with and subject to further arrangements to be agreed upon by the parties if and when such need arises. Transportation, accommodation, and daily allowances for DIODES' personnel shall be borne by DIODES, and other costs related to the training shall be apportioned between the parties on an equitable basis by mutual agreement.

ARTICLE 15: SALES LITERATURE

         LPSC shall furnish DIODES, free of charge, sufficient quantities of available sales literature, pamphlets, catalogues, samples, and other merchandising aids available to LPSC for DIODES' local sales promotion and advertising purposes. Upon expiration/termination of this Agreement for whatever reason, DIODES shall return to LPSC, at DIODES' expense, all items furnished to DIODES hereunder then in its possession or under its control. The total cost of the literature furnished by LPSC to Diodes shall not exceed .5% of the annual orders placed by Diodes.


ARTICLE 16: DIRECT SALES

         Notwithstanding the provisions of Article 1, above, LPSC shall have the right to maintain resale arrangements in North America with the following companies, and with no others:______________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

         LPSC shall terminate, as soon as is reasonably practical, its other distributors in the TERRITORY. DIODES and LPSC shall negotiate in good faith the purchase by DIODES, in whole or in part, of the inventory of such distributors.

ARTICLE 17: HOUSE ACCOUNTS

         During the term of this Agreement, LPSC may continue to make direct sales to certain high-volume original equipment manufacturers (hereinafter called "HOUSE ACCOUNTS") as agreed upon by the parties and set forth in Addendum I attached hereto. DIODES shall not make direct or indirect sales of PRODUCTS to any HOUSE ACCOUNT without the prior written consent of LPSC.
Should LPSC desire to add a high-volume original equipment manufacturer to the list of HOUSE ACCOUNTS, it shall notify DIODES of this desire. An account shall not be added to the list of HOUSE ACCOUNTS without DIODES' consent, which shall not be unreasonably withheld.





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In making the decision whether to consent to the addition of an original equipment manufacturer to the list of HOUSE ACCOUNTS, DIODES shall proceed in a commercially reasonable manner taking into account whether it has had any contact or made any attempts to sell PRODUCTS to that particular manufacturer. The parties agree to discuss and negotiate in good faith any additions to the HOUSE ACCOUNT list.

ARTICLE 18: WARRANTY

         LPSC hereby warrants that all PRODUCTS shall be free from defects in material and workmanship for a period of one (1) year from the date the end user installs the PRODUCT in its merchandise. In no event shall this warranty extend for more than twenty-four (24) months after the invoice date reflecting the sale of the PRODUCTS to DIODES. In the event of the discovery of a defect, LPSC shall deliver replacement PRODUCTS, at no charge to DIODES. LPSC shall also reimburse DIODES for any labor charges expended by DIODES in effecting the replacement. LPSC shall indemnify and hold DIODES harmless from any and all damages, including attorney's fees and costs incurred as a result of a defective PRODUCT.

         In the event DIODES in any way enlarges LPSC's warranty as set forth herein, the liability for such enlargement shall be exclusively DIODES.

CHAPTER IV. TERMS OF AGREEMENT

ARTICLE 19: DURATION

         This Agreement shall become effective upon its signing by both parties and shall remain in force, without prejudice to any other provision contained herein, for an initial period through and including June 12, 1997. If not terminated in writing by registered mail at least ninety (90) days prior to the end of said initial period, this Agreement shall automatically continue in force thereafter subject, however, to termination by either party at any time by delivery to the other party by registered mail of ninety (90) days' written notice.

ARTICLE 20: EARLY TERMINATION

         Either party may terminate this Agreement immediately by delivery of written notice of termination to the other party at any time at the address set forth in the first paragraph of this Agreement in the event that:

                 (i) The other party files for protection, or is named as debtor, in any bankruptcy, insolvency, receivership, or similar proceedings, or makes an assignment for the benefit of creditors, or if any proceedings are instituted for the liquidation or winding up of such other party's business.

                 (ii) The other party commits a breach of any of its obligations arising hereunder, and upon being put on notice of such breach, fails to rectify such breach within a reasonable grace period which, unless stipulated otherwise by the notifying party, shall not exceed ten





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         (10) business days.  Such obligations shall be deemed to include
         DIODES' obligations defined and set forth in Article 4 hereinabove.

                 (iii) A change in ownership of the other party's business occurs. As used herein, the term "change in ownership" shall mean the change in the beneficial ownership of at least fifty-one percent (51%) of the outstanding voting stock of a party.

ARTICLE 21: TERMINATION BY REGISTERED LETTER

         Notice of termination by either party hereto shall be given by registered letter to the addresses set forth in the first paragraph of this Agreement.

ARTICLE 22: REPURCHASE OPTION

         Upon termination of this Agreement by LPSC, whether by expiration pursuant to the terms of Article 18 or Early Termination pursuant to the provisions of Article 19, DIODES shall have the option to require LPSC to repurchase all or any part of DIODES inventory of PRODUCTS on the effective date of such expiration or termination. This right may be exercised by DIODES by giving written notice to LPSC of the requirement for LPSC to repurchase the inventory and setting forth which of the PRODUCTS and quantities thereof DIODES will require be repurchased. The purchase price under this provision shall be equal to the original factory invoice price for the PRODUCTS to be repurchased. DIODES shall have no such option if it causes this Agreement to terminate.

CHAPTER V: PRICES AND PAYMENT

ARTICLE 23: PRICES AND CONDITIONS OF SALE

         The prices at and pursuant to which LPSC will sell the PRODUCTS to DIODES shall be established from time to time by LPSC and shall be subject to revision by LPSC at any time. LPSC agrees, however, to give DIODES ninety (90) days written notice of price change for such of the PRODUCTS for which DIODES has previously given LPSC a monthly three-month rolling purchase forecast.
LPSC agrees to price the PRODUCTS sold to DIODES at a level equal to or lower than the price offered by LPSC to its other resellers, worldwide, for similar quantities and terms. DIODES shall have the right to review LPSC's customer records to verify that this "most favored distributor" clause is being honored.

ARTICLE 24: ACCEPTANCE OF ORDERS

         LPSC shall have the right to accept or reject any order placed by DIODES so long as it gives written notice of rejection to DIODES within forty-eight (48) hours after receipt of DIODES' order.





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ARTICLE 25: PAYMENT

         Payment is due net thirty (30) days after delivery to DIODES. Payment of invoices by DIODES to LPSC shall be made by check or other appropriate means as mutually agreed upon.

         DIODES shall not be entitled to withhold or set-off any payment to LPSC for whatever reason. All payments of invoices shall be made in the currency of LPSC's registered office, unless otherwise stated by LPSC on its order confirmation form.

CHAPTER VI. FINAL PROVISIONS

ARTICLE 26: ASSIGNMENT

         This Agreement shall not be assignable by either party without the written consent of the other party, except that LPSC may assign this Agreement to another company of the LITE ON GROUP or to any person, firm, or corporation that may purchase or take assignment of the business relating to the PRODUCTS covered hereby, and provided further that such purchaser or assignee shall assume the obligations of LPSC hereunder.

ARTICLE 27: APPLICABLE LAW

         This Agreement shall be governed and construed in all respects according to the laws of the State of California. If any provision of this Agreement shall be declared invalid or unenforceable for any reason, this ruling shall not affect the validity of the rest of the Agreement. The other parts of the Agreement shall remain in effect as if the Agreement had been executed without the invalid part. The parties hereby declare that they intend and desire that the remaining parts of the Agreement continue to be effective without any part or parts that have been declared invalid.

ARTICLE 28: DISPUTES

         The parties agree that they will act in good faith to resolve any dispute under this Agreement by mutual negotiation and discussion prior to invoking any other right or remedy hereunder.

         In the event any dispute arises out of the enforcement, interpretation, performance, or breach of any party under this Agreement, which cannot be amicably resolved, the parties shall promptly submit such dispute to arbitration before a single arbitrator in Los Angeles County, California, in accordance with and under the then current provisions of the Commercial Arbitration Rules of the American Arbitration Association. The arbitrability of any such dispute, claim, or controversy shall be determined by the arbitrator. Such arbitration shall be the sole and exclusive forum for bringing any such dispute, claim, or controversy. The cost of the arbitration and any proceeding in court to confirm or vacate any arbitration award (including, without limitation, actual attorney's fees, costs, any fees paid to the American Arbitration Association, and fees paid to the arbitrator) shall be awarded to the prevailing party and against the unsuccessful party. This arbitration clause shall survive the termination of this Agreement.





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ARTICLE 29: AMENDMENT

         This Agreement may not be amended, supplemented, or modified and no provision hereof may be waived unless such amendment, supplement, modification, or waiver is in writing and signed by the party to be bound thereby.

ARTICLE 30: RELATIONSHIP OF THE PARTIES

         Nothing contained in this Agreement and no action taken by any party to this Agreement shall be deemed to constitute any party or any such party's employees, agents, or representatives, to be the employee, agent, or representative of the other party or shall be deemed to create any partnership, joint venture, association, or syndicate among or between any of the parties or shall be deemed to confer on any party any express or implied authority to incur any obligation or liability on behalf of the other party.

ARTICLE 31: WAIVER

         The failure of either party at any time to require performance by the other party of any obligation hereunder shall in no way affect its right to require performance at any time thereafter. No waiver by either party of the breach of any provision hereof shall constitute a waiver of any subsequent breach of that provision or the breach of any other provision.

ARTICLE 32: CONFIDENTIALITY

         In order to achieve the purposes of this Agreement, DIODES may disclose to LPSC certain confidential information. LPSC agrees that it shall keep all such information confidential and exercise the same degree of care to avoid unauthorized disclosure of such information as it uses in protecting its own trade secret and confidential information.

ARTICLE 33: ENTIRE AGREEMENT

         This Agreement shall constitute the entire agreement of the parties hereto and shall supersede any and all prior agreements between DIODES and LPSC and its or their respective predecessors, relating to the subject matter hereof. This Agreement shall be subject to modification only by a duly executed written agreement between the parties.

         The foregoing is hereby agreed to by the parties and signed by their respective duly authorized officers as of this 12th day of June in the year 1995.

FOR AND ON BEHALF OF LPSC


Signature:  /s/  M.K. Lu
            ----------------------
            M.K. LU
Title:      President





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FOR AND ON BEHALF OF DIODES


Signature:  /s/ David Lin
            ----------------------
            DAVID LIN
Title:      President and Chief Executive Officer





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                                  ADDENDUM I

                    LPSC'S HOUSE ACCOUNTS IN NORTH AMERICA


* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION





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